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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                           73-1395733
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                             THE AMES COMPANY, INC.
             (Exact name of registrant as specified in its charter)

        OKLAHOMA                                         73-1470082
(State of incorporation or                    (IRS Employer Identification No.)
      organization)

                       CHESAPEAKE ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

        OKLAHOMA                                         73-1528271
(State of incorporation or                    (IRS Employer Identification No.)
      organization)

                          CHESAPEAKE ACQUISITIONS, LTD.
             (Exact name of registrant as specified in its charter)

     ALBERTA, CANADA                                         N/A
(State of incorporation or                    (IRS Employer Identification No.)
     organization)

                          CHESAPEAKE CANADA CORPORATION
             (Exact name of registrant as specified in its charter)

     ALBERTA, CANADA                                         N/A
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                            73-1524569
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                             CHESAPEAKE GOTHIC CORP.
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                            73-1532892
(State of incorporation or                     (IRS Employer Identification No.)
     organization)



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                         CHESAPEAKE MID-CONTINENT CORP.
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                           73-1529077
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                           CHESAPEAKE OPERATING, INC.
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                           73-1343196
(State of incorporation or                     (IRS Employer Identification No.)
    organization)

                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                           73-1384282
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                           CHESAPEAKE LOUISIANA, L.P.
             (Exact name of registrant as specified in its charter)

       OKLAHOMA                                           73-1519126
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)

       DELAWARE                                          95-4601927
(State of incorporation or                     (IRS Employer Identification No.)
     organization)

       6100 NORTH WESTERN AVENUE
        OKLAHOMA CITY, OKLAHOMA                                    73118
(Address of principal executive offices)                         (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                    Name of each exchange on which
         to be so registered                    each class is to be registered
         -------------------                    ------------------------------

9 5/8% SERIES B SENIOR NOTES DUE 2005 AND       NEW YORK STOCK EXCHANGE
             GUARANTEES

Securities to be registered pursuant to Section 12(g) of the Act:
     None

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Item 1.  Description of Registrant's Securities to be Registered

         The securities to be registered consist of $500,000,000 principal amount of 9 5/8% Series B Senior Notes due 2005 (the "Senior Notes") of Chesapeake Energy Corporation (the "Registrant") and the full and unconditional guarantees thereof (the "Guarantees") by the following subsidiaries of the
Registrant: The Ames Company, Inc., Chesapeake Acquisition Corporation, Chesapeake Acquisitions, Ltd., Chesapeake Canada Corporation, Chesapeake Energy Louisiana Corporation, Chesapeake Gothic Corp., Chesapeake Mid-Continent Corp., Chesapeake Operating, Inc., Chesapeake Exploration Limited Partnership, Chesapeake Louisiana, L.P. and Chesapeake Panhandle Limited Partnership (the "Subsidiary Guarantors" and collectively with the Registrant, the "Co-Registrants"). The Co- Registrants hereby incorporate by reference herein the description of the terms, rights and preferences of the Senior Notes and the Guarantees set forth under the caption "Description of Senior Notes" in the Prospectus forming a part of the Co-Registrants' registration statement on Form S-4 (No. 333-57271). Such Prospectus was filed with the Commission by the Co-Registrants pursuant to Rule 424(b)(3) under the Securities Act of 1933 on August 4, 1998.

Item 2.  Exhibits

         The following exhibits are filed pursuant to Instruction II to Item 2:

         1. Indenture dated as of April 1, 1998 among Registrant, its subsidiaries named therein as Subsidiary Guarantors, and United States Trust Company of New York, as Trustee. Incorporated herein by reference to Exhibit 4.3 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998.

         2. First Supplemental Indenture dated as of July 1, 1998 to the Indenture filed herewith as Exhibit 1. Incorporated herein by reference to Exhibit 4.4.1 to Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1998.

         3. Specimen of Senior Note. Included as Exhibit A to the Indenture filed herewith as Exhibit 1.

         4. Registration Rights Agreement dated April 22, 1998 among the Registrant, its subsidiaries named therein as Subsidiary Guarantors and the persons named therein as Initial Purchasers. Incorporated herein by reference to Exhibit 4.12 to Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


                                CHESAPEAKE ENERGY CORPORATION



                                By:  /s/ Tom L. Ward
                                     ------------------------------------
                                     Tom L. Ward, President

                                THE AMES COMPANY, INC.
                                CHESAPEAKE ACQUISITION CORPORATION
                                CHESAPEAKE ACQUISITIONS, LTD.
                                CHESAPEAKE CANADA CORPORATION
                                CHESAPEAKE ENERGY LOUISIANA
                                 CORPORATION
                                CHESAPEAKE GOTHIC CORP.
                                CHESAPEAKE MID-CONTINENT CORP.

                                For each of the above:


                                By:  /s/ Marcus C. Rowland
                                     ------------------------------------
                                     Marcus C. Rowland, Vice President


                                CHESAPEAKE OPERATING, INC.


                                By:  /s/ Marcus C. Rowland
                                     ------------------------------------
                                     Marcus C. Rowland, Executive Vice President


                                CHESAPEAKE EXPLORATION LIMITED
                                 PARTNERSHIP
                                CHESAPEAKE LOUISIANA, L.P.
                                CHESAPEAKE PANHANDLE LIMITED
                                 PARTNERSHIP

                                For each of the above:

                                By   Chesapeake Operating, Inc.
                                     General Partner

                                By:  /s/ Marcus C. Rowland
                                     ------------------------------------
                                     Marcus C. Rowland, Executive Vice President

Dated:  November 23, 1998




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